Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 5, 2024 in the Registration Statement (Form F-1) and the related Prospectus of Oddity Tech Ltd. dated March 12, 2024.

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER
A Member of EY Global
Tel Aviv, Israel
March 12, 2024